UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2009

PANTHEON CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52275	20-4665079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10-64 #9 Jianguomenwai Avenue Chaoyang District, Beijing, China	100600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-85322720

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On June 23, 2009, Pantheon China Acquisition Corp. (the “Company”) entered into Stock Purchase Agreements with two of its stockholders (the “selling stockholders”). Pursuant to such agreements, the Company has agreed to purchase an aggregate of 4,547,399 shares of its common stock after the closing of the proposed acquisition (the “Acquisition”) of substantially all (93.94%) of the outstanding ordinary shares of China Cord Blood Services Corporation (“CCBS”) for an aggregate purchase price of $27,238,920.01 ($5.99 per share). The selling stockholders have (i) agreed that they will not exercise their conversion rights in connection with the stockholder approval of the Acquisition, and (ii) granted the Company’s representatives such selling stockholders’ irrevocable proxy in voting for the Acquisition.

The Company previously entered into certain Put and Call Agreements with Modern Develop Limited (“Modern”), Mark D. Chen and the selling stockholders, pursuant to which Modern had the right to purchase from the selling stockholders certain shares of common stock of the Company sold in its initial public offering and the selling stockholders have the right to sell such shares to Modern.  Pursuant to the Stock Purchase Agreements, the selling stockholders have agreed that they will not exercise their put option rights under the Put and Call Agreements and have waived any claim against Modern, the Company and Mark D. Chen arising from any breach of Modern’s obligations under the Put and Call Agreements, provided that certain representations and warranties made by the Company in the Stock Purchase Agreements are true and that the Company has complied with its obligations under the Stock Purchase Agreements through the date of the stockholder meeting.

No funds may be released from the trust account containing the net proceeds of the Company’s initial public offering (“IPO”) pending until consummation of a business combination until the Company has paid the purchase price under the Stock Purchase Agreements in full.

The Company agreed to indemnify the selling stockholders for any expenses arising out of the Stock Purchase Agreements, and further agreed to pay $10,000 in attorney’s fees. The Stock Purchase Agreements automatically terminate upon either (i) the termination of the Transaction Agreements prior to the consummation of the Acquisition, and (ii) 11:59 p.m. eastern standard time on June 30, 2009 if the Acquisition has not been consummated by such date. The Stock Purchase Agreements are governed by New York law.

The Stock Purchase Agreements were intended to ensure stockholder approval of the Acquisition.

The foregoing summary does not purport to be a complete description of the rights and obligations of the parties to the Stock Purchase Agreements, and is qualified in its entirety by reference to agreements being filed as exhibits to this Form 8-K.

All terms used herein but not defined herein shall have the meanings assigned to them in the applicable Stock Purchase Agreement.

2

Item 9.01 Financial Statements and Exhibits

  (d) Exhibits

Exhibit	Description

10.1	Stock Purchase Agreement between Pantheon China Acquisition Corp., Victory Park Credit Opportunities Master Fund, Ltd., and Victory Park Special Situations Master Fund, Ltd. dated as of June 22, 2009.

10.2	Stock Purchase Agreement between Pantheon China Acquisition Corp. and Ya Global Investments, L.P. dated as of June 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 24, 2009

PANTHEON CHINA ACQUISITION CORP.

By:	/s/ Mark D. Chen
Mark D. Chen
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1	Stock Purchase Agreement between Pantheon China Acquisition Corp., Victory Park Credit Opportunities Master Fund, Ltd., and Victory Park Special Situations Master Fund, Ltd. dated June 22, 2009.

10.2	Stock Purchase Agreement between Pantheon China Acquisition Corp. and Ya Global Investments, L.P. dated June 22, 2009.